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Exhibit 21.1   Subsidiaries

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        Name                         Jurisdiction of Incorporation            Assumed Names
        ----                         -----------------------------           ---------------
1.  Convergent Communications        Colorado                             a. Colorado Communications Services, Inc.
Services, Inc.                                                            (in Texas)

                                                                          b. Convergent Communications- Telephone
                                                                          Communications Corporation (in Colorado)

2. Convergent Capital Corporation    Colorado                             None


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